EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-132915) and in the related Prospectus of Thomas Properties Group, Inc.,
(2)	Registration Statement (Form S-3 No. 333-152152) and in the related Prospectus of Thomas Properties Group, Inc., and
(3)	Registration Statement (Form S-8 No. 333-120701) pertaining to the 2004 Equity Incentive Plan and Non-employee Directors Restricted Stock Plan of Thomas Properties Group, Inc.;

of our reports dated March 20, 2009, with respect to the consolidated financial statements and schedules of Thomas Properties Group, Inc. and TPG/CalSTRS, LLC, except for the retrospective adjustments described in Notes 3, 7 and 8 of Thomas Properties Group, Inc. and Note 2 of TPG/CalSTRS, LLC as to which the date is October 15, 2009 included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

October 15, 2009